EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Trustees
Archstone-Smith Trust:

     We consent to incorporation by reference in registration statements No. 333-44639-01(Form S-3), 333-63734-01 (Form S-4), 333-72550 (Form S-8), 333-72506 (Form S-8), 333-60817-99 (Form S-8), 333-60815-99 (Form S-8), 333-31033-99 (Form S-8), 333-31031-99 (Form S-8), 333-43723-99 (Form S-8), 333-72348-01 (Form S-4), 333-64540-01 (Form S-4), 333-89160 (Form S-3), 333-86744 (Form S-3), of Archstone-Smith Trust of our reports dated January 24, 2003, except as to Note 18, which is as of February 12, 2003, relating to the consolidated balance sheets of Archstone-Smith Trust (successor registrant to Archstone Communities Trust) as of December 31, 2002 and 2001, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which reports appear in the December 31, 2002 Annual Report on Form 10-K of Archstone-Smith Trust.

KPMG LLP

Denver, Colorado
February 28, 2003